Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (this “Second Amendment”) is entered into as of September 13, 2022 (the “Second Amendment Date”) by and between Arena Pharmaceuticals, Inc., a Delaware corporation (“Licensor”), and Longboard Pharmaceuticals, Inc., a Delaware corporation (“Licensee”), each individually a “Party” and together, the “Parties”.

Recitals

Whereas, Licensor and Licensee are parties to that certain License Agreement, dated October 27, 2020, and as amended by the First Amendment entered into as of January 28, 2022 (as amended by the First Amendment, the “Agreement”); and

Whereas, the Parties now mutually desire to further amend, modify and restate certain terms and conditions of the Agreement to revise the AN659 Field, provide Licensor a right of first negotiation to AN659 Products, and otherwise agree as set forth in this Second Amendment.

Now, Therefore, for and in consideration of the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

Agreement

1.
Definitions.

a.
Capitalized terms and section or article references used but not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Agreement or, if applicable, such other agreement specified herein.
b.
The definition of “AN659 Field” set forth in Appendix A of the Agreement is hereby amended and restated in its entirety as follows:

“AN659 Field” shall mean the Initial AN659 Field plus the Additional AN659 Field.

“Initial AN659 Field” shall mean all therapeutic, prophylactic, and diagnostic uses in humans for sporadic Alzheimer’s Disease, familial Alzheimer’s Disease, amyotrophic lateral sclerosis, Parkinson’s Disease, [***], [***], [***], [***], multiple sclerosis, Huntington’s Disease, [***], and Dravet syndrome.

“Additional AN659 Field” shall mean all therapeutic, prophylactic, and diagnostic uses in humans for any developmental, degenerative or autoimmune disease, disorder or condition of the central nervous system or peripheral nervous system excluding uses in the Initial AN659 Field.”

c.
The following definitions shall be added to Section 1 of the Agreement:

1.90 “Phase 2 Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).

1.91 “ROFN Period” means the period beginning on September 13, 2022, and ending on [***].

d.
The definition for “AN352 Compound” set forth in the Agreement is hereby amended and restated in its entirety as follows:

1.18 “AN352 Compound” shall mean the compound designated on Exhibit 1.18, and any salt, solvate, hydrate, intermediate, pro-drug or metabolite thereof; and any other compounds identified in claim 1 of [***], and any salt, solvate, hydrate, intermediate, prodrug or metabolite thereof.

2.
Right of First Negotiation. Licensor shall have an exclusive right of first negotiation during the ROFN Period to acquire development and commercial rights to AN659 Products as provided in this Section 2.
a.
Licensee will provide prompt written notice to Licensor (i) of the first public announcement by Licensee of the top-line results for [***]Phase 2 Clinical Trials for an AN659 Product in the Additional AN659 Field, and (ii) on the date Licensee determines it wishes or intends to commence discussions or negotiations to license or otherwise partner the development and commercial rights to AN659 Products in the Additional AN659 Field (in each case, a “ROFN Notice”). Licensor will have a period of [***] days (the “ROFN Exercise Period”) from the date of the applicable ROFN Notice to notify the Licensee in writing that Licensor would like to exercise its right of first negotiation (a “ROFN Exercise Notice”).
b.
If Licensor timely provides a ROFN Exercise Notice, then, for a period of up to [***]days following such election by Licensor (the “Negotiation Period”), the parties shall exclusively negotiate in good faith regarding commercially reasonable terms upon which the rights to all AN659 Products in the Additional AN659 Field may be acquired by Licensor from Licensee; provided, however, that, if at the end of the Negotiation Period the Parties have not reached mutual agreement with regard to such terms as evidenced by a written definitive agreement, then for a period of [***]months beginning on the expiration of the Negotiation Period, Licensee may pursue negotiations regarding a transaction with Third Parties with respect to rights to AN659 Products on terms [***]to the Third Party than the terms to Licensor set forth in the best offer from Licensor during the Negotiation Period; provided further, if Licensee has not signed a definitive agreement by the expiration of such [***]month period, then Licensee shall again be subject to the provisions of this Section 2 until the expiration of the ROFN Period. Neither Party shall be obligated to enter into any definitive agreement except on such terms as are acceptable to such party in its sole and absolute discretion.

c.
If Licensor does not provide a timely ROFN Exercise Notice to Licensee, then for a period of [***]months beginning on the expiration of the ROFN Exercise Period, Licensee may pursue negotiations regarding a transaction with Third Parties with respect to rights to AN659 Products; provided, however, if Licensee has not signed a definitive agreement by the expiration of such [***]month period, then Licensee shall again be subject to the provisions of this Section 2 until the expiration of the ROFN Period.
d.
During any Negotiation Period, Licensee shall promptly provide Licensor access to development, regulatory, commercialization and other material information and data for the AN659 Products as requested by Licensor in good faith.
e.
Nothing in this Section 2 shall prevent Licensee from negotiating or completing any transaction for the sale of all or substantially all of the business or assets of Licensee, whether by merger, sale of stock, sale of assets or otherwise. The obligations under this Section 2 shall survive a Change in Control of Licensee, and shall be binding on any Third Party acquiror of the Licensee following such Change in Control. A Change in Control for purposes of this Section 2(e) means any of the following transactions consummated by Licensee: (a) a sale or other disposition of all or substantially all of the assets of Licensee to a Third Party; (b) any consolidation, merger or reorganization of Licensee in which the holders of the voting securities of Licensee outstanding immediately prior to consummation of such consolidation, merger or reorganization cease to own, directly or indirectly, at least [***]% of the combined voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after consummation such consolidation, merger or reorganization; or (c) any transaction or series of related transactions in which a Third Party or group of Third Parties acting in concert acquires more than [***]% of the voting securities of Licensee.
f.
During the ROFN Period, notwithstanding anything to the contrary in this Section 2, Licensee shall provide prompt written notice to Licensor if Licensee wishes or intends to commence discussions to license or otherwise partner the development and commercial rights to any AN659 Product in the Initial AN659 Field.
3.
Beacon. Licensor acknowledges and agrees Eurofins Beacon Discovery, Inc. (the successor to Beacon Discovery, Inc.) may work with Licensee, including to research, develop, manufacture or commercialize any compound that is intended to or that does modulate a 5-HT receptor, S1P receptor or CB2 receptor. This acknowledgement and agreement by Licensor do not grant Licensee or Beacon Discovery, Inc. any additional right other than the License granted under Section 2 (including 2.1 through 2.5) of the Agreement or Section 4(b) of this Second Amendment.
4.
Licensor Rights with respect to Etrasimod; Additional License by Licensor to Licensee.
a.
Licensee grants to Licensor and its Affiliates and their licensees a covenant not to sue under any New Compound IP that would be infringed or misappropriated by the development, manufacture, use, sale, offer for sale or import of etrasimod outside the AN659 Field in the Territory, solely to the extent necessary for Licensor, its Affiliates and their licensees to develop, make, have made, use, sell, offer for sale and import etrasimod outside the AN659 Field in the Territory. For clarity, nothing in the Agreement or this Second Amendment (including Section 4(b) of this Second Amendment) shall restrict or limit the right of Licensor, itself or with or through any Affiliate or Third Party, to develop, make, have made, use, sell, offer for sale and import etrasimod outside the AN659 Field in the Territory.
b.
In addition to the licenses in Section 2 and notwithstanding any restriction or limitation in the Agreement or this Second Amendment, but subject to the covenant not to sue in Section 4(a) of this Second Amendment, Licensor hereby grants to Licensee and its Affiliates a perpetual, exclusive, royalty-free license in the Territory, with the right to sublicense through multiple tiers, to practice all New Compound IP for all purposes.
5.
Patent Control and Expenses. The Parties acknowledge that, pursuant to a notice dated February 24, 2022, Licensee elected to control the preparation, filing, prosecution, and maintenance (collectively, “prosecuting”) of AN352 Patents, AN659 Patents and 2A Patents (including New Elected Patents, as defined below), and Licensee may in the future elect to control the prosecution of AN143 Patents (including New AN143 Patents, as defined below) pursuant to Section 8.2(a)(ii) of the Agreement. The Parties acknowledge that the only Licensed Patents that Licensor is prosecuting under the Agreement as of the date of the Second Amendment are the AN143 Patents. The Parties agree that, unless and until Licensee exercises its right to control the prosecution of the AN143 Patents, the expenses of Licensor for prosecuting AN143 Patents shall be shared as follows: Licensee shall reimburse Licensor for Licensor’s reasonable out of pocket expenses for patent office fees and, if applicable, external counsel, for prosecuting AN143 Patents; and Licensor shall be responsible for all other expenses of prosecuting AN143 Patents, including any internal patent counsel, agents, filing clerks and paralegals employed by Licensor or its Affiliates in prosecuting any AN143 Patents. The foregoing sharing of expenses shall apply whether or not a shared services agreement between the Parties is effective or has been terminated.
6.
Section 8.1 set forth in the Agreement is hereby amended and restated in its entirety as follows:

8.1 Ownership of Inventions. As between the Parties, Licensor is the owner of all right, title and interest in and to the Licensed Technology, and Licensee is the owner of all right, title and interest in and to the Licensee Technology. A Party shall have and retain all right, title and interest in any Invention made solely by one or more employees or agents of such Party and or its Affiliates or other persons acting under its authority; provided that all right, title and interest in and to any New Compound IP shall be solely owned by Licensor (and included in Licensed Technology subject to the License as applicable), and Licensee hereby assigns to Licensor all right, title and interest in and to the New Compound IP. For example, Licensor shall own all Inventions conceived, discovered, developed, or made solely by one or more employees or agents of Licensor and/or its Affiliates or other persons acting under its authority (“Arena Inventions”). The Parties shall jointly own rights in any Invention made jointly by one or more employees or agents of each Party and/or its Affiliates or other persons acting under its authority (“Joint Inventions”) and Patent rights therein (“Joint Patents”), in each case excluding any such Inventions and Patents in the New Compound IP. Subject to the rights and licenses granted under this Agreement, each Party shall have the right to practice and use, and grant licenses to practice and use, any Joint Inventions and Joint Patents without the other Party’s consent and has no duty to account to the other Party for such practice, use or license, and each Party hereby waives any right it may have under the laws of any country to require any such consent or accounting.

7.
Section 8.2(c) set forth in the Agreement is hereby amended and restated in its entirety as follows:

(c) Arena Inventions, Joint Inventions, and New Compound IP

(i) Licensor shall have the first right, but not obligation, to control the preparation, filing, prosecution and maintenance of Patents for any Arena Invention relating to any AN143 Compound or AN143 Product, any Joint Invention relating to any AN143 Compound or AN143 Product, and/or any New Compound IP relating to any AN143 Compound or AN143 Product (each a “New AN143 Patent”). For clarity, any New AN143 Patent is a Licensed Patent. Licensor may use patent counsel of Licensor’s choice reasonably acceptable to Licensee. Licensor shall keep Licensee reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of New AN143 Patents, including the countries in the Territory in which it intends to file, maintain or abandon a given New AN143 Patent. Licensor will notify Licensee of all warning letters, conflict proceedings, interferences, reissue proceedings, post-grant proceedings, oppositions and reexaminations or any other material challenge relating to a given New AN143 Patent. Licensor will consult with, and consider in good faith, the requests and suggestions of, Licensee with respect to strategies for filing and prosecuting such New AN143 Patents. In the event that Licensor desires to abandon or cease prosecution or maintenance of any New 143 Patent, Licensor shall provide reasonable prior written notice to Licensee of such intention (which notice shall, in any event, be given no later than 60 days prior to the next deadline for any action that may be taken with respect to such New AN143 Patent with the applicable patent office), and upon Licensee’s written election provided no later than 30 days after such notice from Licensor, Licensor shall continue prosecution and/or maintenance of such New AN143 Patent at Licensee’s direction and expense. If Licensee does not provide such election within 30 days after such notice from Licensor, Licensor may continue prosecution and maintenance of such New AN143 Patent or discontinue prosecution and maintenance of such New AN143 Patent. For clarity, it is agreed that Licensor may use (1) internal patent counsel, agents, filing clerks, and paralegals employed by Licensor or its Affiliates for preparation, filing, prosecution and maintenance before the European and Japanese Patent Offices; and (2) outside counsel, agents, filing clerks and paralegals (including Pfizer Inc.’s or its Affiliates’ preferred outside counsel, agents, filing clerks and paralegals) for directly instructing U.S. and ex-U.S. prosecution including preparing, filing, prosecuting, and maintaining each New AN143 Patent on behalf of both Parties. Unless and until Licensee exercises its right to control the preparation, filing, prosecution and maintenance of AN143 Patents, Licensee shall reimburse Licensor for Licensor’s reasonable out of pocket expenses for patent office fees and, if applicable, external counsel, for preparing, filing, prosecuting and maintaining New AN143 Patents; and Licensor shall be responsible for all other expenses of preparing, filing, prosecuting and maintaining New AN143 Patents, including any internal patent counsel, agents, filing clerks and paralegals employed by Licensor or its Affiliates in preparing, filing, prosecuting and maintaining any New AN143 Patents. Notwithstanding the above, if Licensee has exercised its right to control the preparation, filing, prosecution and maintenance of AN143 Patents pursuant to Section 8.2(a)(ii), then Licensee shall have the right, but not the obligation, to control the preparation, filing, prosecution and maintenance of New AN143 Patents in accordance with Section 8.2(a)(ii). For clarity, it is agreed that Licensee may use (1) internal patent counsel, agents, filing clerks, and paralegals employed by Licensee for preparation, filing, prosecution and maintenance; and (2) outside counsel, agents, filing clerks and paralegals (including Licensee’s or its Affiliates’ preferred outside counsel, agents, filing clerks and paralegals) for directly instructing U.S. and ex-U.S. prosecution including preparing, filing, prosecuting, and maintaining each New AN143 Patent on behalf of both Parties. All reasonable costs incurred by Licensee in such activities shall be paid by Licensee.

(ii) Licensee shall have the first right, but not obligation, to control the preparation, filing, prosecution and maintenance of Patents for any Arena Inventions relating to any AN352 Compound or AN352 Product, any AN659 Compound or AN659 Product, or 2A Compounds or 2A Products, any Joint Invention relating to any AN352 Compound or AN352 Product, any AN659 Compound or AN659 Product, or 2A Compounds or 2A Products, and/or any New Compound IP relating to any AN352 Compound or AN352 Product, any AN659 Compound or AN659 Product, or 2A Compounds or 2A Products (each a “New Elected Patent”) in accordance with Section 8.2(a)(ii). For clarity, any New Elected Patent is a Licensed Patent. Licensee may use patent counsel of Licensee’s choice reasonably acceptable to Licensor. For clarity, it is agreed that Licensee may use (1) internal patent counsel, agents, filing clerks, and paralegals employed by Licensee for preparation, filing, prosecution and maintenance; and (2) outside counsel, agents, filing clerks and paralegals (including Licensee’s or its Affiliates’ preferred outside counsel, agents, filing clerks and paralegals) for directly instructing U.S. and ex-U.S. prosecution including preparing, filing, prosecuting, and maintaining each New Elected Patent on behalf of both Parties. All reasonable costs incurred by Licensee in such activities shall be paid by Licensee.

8.
Notices. The Notices section 12.8 set forth in the Agreement is hereby amended and restated in its entirety as follows:

12.8 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or electronic mail confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by overnight courier, the three Business Days after delivery; or (c) if sent by electronic mail, upon electronic confirmation of receipt.

if to Licensor or 125 Royalty:

Arena Pharmaceuticals, Inc.
235 East 42nd Street
New York, NY 10017
Attn: Brian M Russo
Email: Pfizerpatentdocketing@Pfizer.com; brian.russo@pfizer.com with a copy to:

Pfizer Inc.
235 East 42nd Street
New York, NY 10017
Attn: General Counsel
Email: legalnotice@pfizer.com

if to Licensee:

Longboard Pharmaceuticals, Inc.
4275 Executive Square, Suite 950
San Diego, CA 92037
Attn: Chief Executive Officer
Email: klind@longboardpharma.com

with a copy to:

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121 USA
Attn: L. Kay Chandler
Email: kchandler@cooley.com

9.
Effectiveness of the Agreement. Except as expressly amended by this Second Amendment, the Agreement (including the First Amendment) shall remain in full force and effect in accordance with its terms.
10.
Counterparts. This Second Amendment may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if the Parties have not executed the same counterpart. Signatures provided by facsimile transmission or by email of a .pdf attachment shall be deemed to be original signatures.

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In Witness Whereof, each Party has duly executed this Second Amendment as of the Second Amendment Date.

Arena Pharmaceuticals, Inc.	Longboard Pharmaceuticals, Inc.
By: /s/ Michael Vincent Name: Michael Vincent Title: Senior Vice President & CSO I&I	By: /s/ Kevin Lind Name: Kevin Lind Title: President and Chief Executive Officer